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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated January 30, 1998 on Sirrom Capital Corporation and Subsidiaries (and to all references to our firm) included in or made a part of this registration statement.


                                                   /s/ ARTHUR ANDERSEN LLP




Nashville, Tennessee
March 5, 1998